EXECUTION COPY

Exhibit 10.3

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2011, by and between Harbin Electric, Inc., a Nevada corporation (the “Company”), and Boyd R. Plowman (“Indemnitee”), as an “Agent” (as hereinafter defined) of the Company.

RECITALS

A.          The Company recognizes that competent and experienced individuals are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.           Section 78.7502 of the Nevada Revised Statutes (the “NRS”), empowers the Company to indemnify its directors, officers, employees and agents and indemnify persons who serve or served, at the request of the Company, as the directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, and NRS 78.751(2) further provides that the articles, bylaws or an agreement may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance;

C.           The Company has adopted provisions in its Articles of Incorporation and Bylaws providing for indemnification of, and advancement of expenses to, its directors, trustees, officers, employees and agents, and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

D.           The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to attract qualified people to act as officers and directors of the Company and in connection therewith, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by the NRS so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

E.           The Company desires and has requested Indemnitee to serve or continue to serve as a director of the Company and member of one or more committees of the Board, including but not limited to the special committee of the Board established October 10, 2010, free from undue concern for the risks and personal liabilities arising out of or related to such services to the Company and/or one or more of its subsidiaries.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the Indemnitee’s continued service as an Agent (as hereinafter defined) of the Company and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.           Definitions.  As used in this Agreement:

(a)           The term “Agent” of the Company shall include any person who is or was a director, officer, employee or other agent of the Company, or is or was serving in any capacity at the request of the Company as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise.

(b)           The term “Expenses” shall be broadly construed and shall include all direct and indirect costs incurred, paid or accrued of any type or nature whatsoever including, without limitation, (i) all reasonable attorneys’ fees and reasonable expenses, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses (including food and lodging expenses while traveling), duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, freight or other transportation fees and expenses and related disbursements; (ii) all other disbursements and out-of-pocket costs of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, being a witness in or investigating a Proceeding (as hereinafter defined) or any appeal resulting therefrom, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; (iii) reasonable expenses incurred in preparing and forwarding statements pursuant to Paragraphs 4 and 6 hereof to the Company (which statements may be prepared so as not to cause any waiver of attorney-client privilege by Indemnitee); (iv) reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party (provided the rate of compensation and estimated time involved is approved in advance by the Board), to the extent that such time is spent by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, the Articles of Incorporation, the Bylaws, NRS 78.7502, NRS 78.751 or otherwise; (v) amounts paid by the Indemnitee in respect of judgments, fines, and amounts in settlement actually and reasonably incurred by the Indemnitee in connection with the action, suit, or proceeding; and (vi) all interest, assessments and other charges paid or payable in connection with or in respect of the items set forth in clauses (i)-(v) of this Paragraph, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of payments under this Agreement.

(c)           The term “Independent Legal Counsel” means a law firm, member of a law firm, or attorney that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company, any committee of the Board, or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification or indemnity agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the ABA Model Rules of Professional Conduct 2006 Edition would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(d)          References to “other enterprise” shall include, without limitation, employee benefit plans; references to “fines” shall include, without limitation, any excise tax assessed with respect to any employee benefit plan; and any service as an Agent with respect to any employee benefit plan, its participants or beneficiaries, and a person who acts in good faith and in a manner he or she reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan, shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(e)           The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature including, to the extent not prohibited by the NRS, actions, suits, investigations or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was an Agent of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as an Agent whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement, including any of the foregoing which Indemnitee has a good-faith belief may result from a given state of facts.

(f)           When used in this Agreement, the phrase “to the extent not prohibited by the NRS” shall include, but not be limited to the prohibition of indemnity under NRS 78.7502(2) where (i) there is liability under NRS 78.138, (ii)there was a failure to act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or (iii)if a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

2.           Agreement to Serve.  Unless Indemnitee is no longer an Agent, Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at his or her will or under separate agreement, as the case may be, in the capacity Indemnitee currently serves as an Agent of the Company, for so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company until such time as he or she tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right or obligation to continued employment by Indemnitee in any capacity.

3.           Indemnification and Contribution.  The Company shall indemnify Indemnitee to the fullest extent permitted by the NRS and the Articles of Incorporation and Bylaws of the Company in effect on the date hereof or as the NRS or the Articles of Incorporation and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the NRS and the Articles of Incorporation and Bylaws permitted the Company to provide before such amendment).  Such indemnification shall include, without limitation, the following:

(a)           Indemnity in Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or, to the extent not prohibited by the NRS, is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that he or she is or was an Agent of the Company or, to the extent not prohibited by the NRS, by reason of any act or inaction by Indemnitee in any such capacity, against all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, in addition had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company, or that, with respect to any criminal Proceeding, such person had reasonable cause to believe that his or her conduct was unlawful;

(b)           Indemnity in Derivative Actions.  The Company shall indemnify Indemnitee if Indemnitee is a party to or threatened to be made a party to or, to the extent not prohibited by the NRS, otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is an Agent of the Company or, to the extent not prohibited by the NRS, by reason of any act or inaction by him or her in any such capacity, against all Expenses, to the fullest extent permitted by the NRS, incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such Proceeding, if Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company;

(c)           Limitations on Indemnification.  No indemnification under Paragraph 3(b) shall be made for any claim, issue or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that any court in which such Proceeding is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court shall deem proper;

(d)           Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify Indemnitee against all Expenses incurred by him or her in connection with the investigation, defense or appeal of such Proceeding;

(e)           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee if and whenever he or she is a witness or is threatened to be made a witness to any Proceeding to which Indemnitee is not a party, by reason of the fact that he or she is or was an Agent or by reason of any action taken or not taken by him or her in such capacity, against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith; and

(f)           Contribution.  If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than statutory limitations set forth in applicable law, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations.  The relative fault referred to above shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.  The Company agrees that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

4.           Advancement of Expenses.  Subject to Paragraph 12 hereof, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement, or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company or is a witness of the Company in any Proceeding.  Indemnitee hereby undertakes to repay such amounts advanced only if, and only to the extent that, it shall ultimately be determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement.  No other form of undertaking to return advances shall be required other than the execution of this Agreement.  The right to advances under this Paragraph 4 shall in all events continue until final disposition of any Proceeding, including any appeal in respect thereof.  The advances to be made hereunder shall be paid by the Company to or on behalf of Indemnitee within ten calendar days following delivery of a written request therefor by Indemnitee to the Company.  The request shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith.  Indemnitee’s entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination or adjudication pursuant to this Agreement.  With respect to advances, the Company shall, in accordance with Indemnitee’s request (but without duplication):  (i) pay such Expenses on behalf of Indemnitee; (ii) advance to Indemnitee funds sufficient to permit payment of such Expenses, or (iii) reimburse Indemnitee for such Expenses.

5.           Independent Legal Counsel.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6.           Procedure for Indemnification.

(a)           Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof.  The written notification to the Company shall be addressed to the Board and shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Indemnitee.  Delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of any rights hereunder.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(b)           Any indemnification requested by Indemnitee under Paragraph 3 hereof shall be made no later than 30 calendar days after receipt of the written request of Indemnitee; provided that a determination is made within said 30-day period that Indemnitee has met the relevant standards for indemnification set forth in Paragraph 3 hereof (i) by the stockholders, (ii) by the Board by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, (iii) if such a quorum so orders, by Independent Legal Counsel (selected by the Company and approved by Indemnitee, such approval not to be unreasonably withheld) in a written opinion, or (iv) in the event such a quorum is not obtainable, by Independent Legal Counsel (selected by the Company and approved by Indemnitee, such approval not to be unreasonably withheld) in a written opinion.  Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in reaching any contrary determination.

(c)           Notwithstanding a determination under Paragraph 6(b) hereof that Indemnitee is not entitled to indemnification with respect to any specific Proceeding, Indemnitee shall have the right to apply to any court of competent jurisdiction in the State of Nevada for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement, which determination shall be made de novo, and Indemnitee shall not be prejudiced by reason of a determination under Paragraph 6(b) hereof that he or she is not entitled to indemnification.  The burden of proving that indemnification or advances are not appropriate shall be on the Company.  Neither the failure of the Company (including the Board, the Company’s stockholders, or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including the Board, the Company’s stockholders, or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create any presumption that Indemnitee has not met the applicable standard of conduct.

(d)           If an initial determination that Indemnitee is entitled to indemnification is made or deemed to have been made pursuant to the terms of this Agreement, the Company shall be bound by such determination, to the extent not prohibited by the NRS in the absence of (i) a misrepresentation or omission of a material fact by Indemnitee in the request for indemnification or (ii) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by law.

(e)           The Company shall indemnify Indemnitee against all Expenses incurred in connection with any hearing or proceeding under this Paragraph 6 unless a court of competent jurisdiction finds that each of the claims and/or defenses of Indemnitee in any such proceeding was frivolous or made in bad faith.

7.           Indemnity Hereunder Not Exclusive.  The provisions for indemnification and advancement of Expenses contained in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, any vote of stockholders or disinterested directors, other agreements, insurance, or other financial arrangements or otherwise, both as to action in his or her official capacity and as to action in another capacity while occupying his or her position as an Agent of the Company, except that indemnification, unless ordered by a court pursuant to Paragraph 3 hereof or for the advancement of Expenses pursuant to Paragraph 4 hereof, may not be made to or on behalf of Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or knowing violation of the law and were material to the cause of action.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving as an Agent of the Company even though Indemnitee may have ceased to serve in such capacity.

8.           Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding but not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

9.           Assumption of Defense.  In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (such approval not to be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company’s election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (a) Indemnitee shall have the right to employ his or her counsel in such Proceeding at Indemnitee’s expense, and (b) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not within 30 calendar days of receipt of notice from the Indemnitee, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not settle any action or claim that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent.  Neither the Company nor Indemnitee will unreasonably withhold its or his or her consent to any proposed settlement; provided, however, Indemnitee shall not be required to consent to any settlement of a Proceeding to which he or she is party, unless such settlement is reasonably satisfactory to Indemnitee and releases Indemnitee from all potential Expenses; provided, further, that the Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of such settlement is to be funded from insurance proceeds.

10.         Liability Insurance.  The Company shall, from time to time (including prior to the expiration of a Liability Insurance (as defined below) policy), make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of Liability Insurance with reputable insurance companies providing the Agents of the Company with coverage for any liability asserted against them and for Expenses incurred by them in such capacity or arising out of their status as such, or to ensure the Company’s performance of its indemnification obligations under this Agreement (collectively, for purposes of this Paragraph 10, “Liability Insurance”).  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  To the extent the Company maintains Liability Insurance, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s most favorably insured officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s most favorably insured key employees, agents, or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if (a) the Company determines in good faith that (i) such insurance is not reasonably available, (ii) the premium costs for such insurance are substantially disproportionate to the amount of coverage provided, or (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (b) Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company or other person under common control with the Company.  Notwithstanding any other provision of the Agreement, the Company shall not be obligated to indemnify Indemnitee for Expenses, which have been paid directly to Indemnitee by Liability Insurance.  If the Company has Liability Insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable, to the extent not prohibited under the NRS as a result of such Proceeding in accordance with the terms of such policies.

11.         Security/Financial Arrangements.  To the extent requested by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), the Company may from time to time provide security or other financial arrangements to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust, other collateral or other financial arrangement; provided, however, that no security or other financial arrangement may provide protection for Indemnitee to the extent Indemnitee is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to not be entitled to be indemnified by the Company, except with respect to the advancement of Expenses or indemnification ordered by a court of competent jurisdiction.  Any such security or other financial arrangement, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

12.         Exceptions to Indemnification.  Notwithstanding any provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           To indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, the Articles of Incorporation, the Bylaws or any law or otherwise as required under NRS 78.751 or (ii) in specific cases if the Board has approved the initiation or bringing of such proceedings or claims;

(b)           To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)           To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company’s written consent; or

(d)           To indemnify Indemnitee on account of any Proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law, (ii) which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the provisions of Section 304 of the Sarbanes-Oxley Act of 2002 or similar provisions of any federal, state or local statute unless, in addition to Indemnitee having met the standards of conduct that make it permissible under the NRS for the Company to indemnify Indemnitee for the amount claimed, the transaction underlying the Proceeding was one in which Indemnitee had no discretion (such as a merger or a forced conversion of a security) or a transaction which was reviewed in advance and approved by counsel to the Company, or (iii) which it is determined by final judgment or other final adjudication that Indemnitee defrauded or stole from the Company or converted to his or her own personal use and benefit business or properties of the Company or was otherwise knowingly dishonest.

13.         Duration and Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted the NRS.  This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that he or she is or was an Agent and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution.

14.         Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable and to give effect to Paragraph 13 hereof.

15.         Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.         Successor and Assigns.  The terms of this Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators and other legal representatives, and the Company shall require and cause any such successor or assign (whether direct or indirect by purchase, merger, consolidation or otherwise) to the business or assets of the Company, whether by merger or otherwise, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession or assignment had taken place.

17.         Notices.

(a)           Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from indemnification or advancement hereunder, except and solely to the extent that the Company is materially prejudiced by such failure to give notice.

(b)           All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed to have been duly given (i) if delivered personally or by messenger (including air courier) and receipted for by the party to whom said notice or other communication shall have been directed, at the time of delivery, or (ii) if mailed by registered or certified mail, postage prepaid to the parties, on the third business day after the date on which it was so mailed as follows:

Company:	Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu
Harbin, China 150060

Indemnitee:	Boyd R. Plowman
34145 Pacific Coast Highway #667
Dana Point, CA 92629
U.S.A.

18.         Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

19.         Consent of Jurisdiction; Waiver of Jury Trial Rights.  The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Nevada and any federal court located within the State of Nevada for all purposes in connection with any action or Proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state courts of the State of Nevada or any federal court located within the State of Nevada.  Each party acknowledges and agrees hereby that it irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement and the transactions contemplated hereby.

20.         Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

21.         Time of the Essence.  Time is of the essence in the performance of each provision of this Agreement.

22.         Specific Performance.  Indemnitee shall be entitled to specific performance and injunctive relief to enforce rights under this Agreement, and no showing of actual damage or irreparable harm shall be required.  Indemnitee shall be entitled to such relief without the necessity of posting bonds or other undertakings in connection therewith.  The Company acknowledges that in the absence of a waiver, a bond or other undertaking could be required of Indemnitee, and the Company hereby waives any such requirement of a bond or undertaking.

23.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but both of which together will constitute one and the same instrument.

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Company:

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chief Executive Officer

Indemnitee:

/s/ Boyd R. Plowman

Name: Boyd R. Plowman

[Signature Page to Indemnification Agreement]